EXHIBIT 99

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James L. Cummins, Chairman of the CTS Corporation Employee Benefits Committee, Administrator of the CTS Corporation Retirement Savings Plan (the "Plan"), state and attest that, to the best of my knowledge,

1.	The annual report on Form 11-K of the Plan for the Fiscal Year Ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CTS Corporation and will be retained by CTS Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ James L. Cummins
James L. Cummins, Chairman
CTS Corporation Employee Benefits Committee
Plan Administrator (Equivalent of Chief
Executive Officer and Chief Financial Officer)

June 27, 2003